Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in Amendment No. 1 to this Registration Statement of TXU Eastern Funding Company, TXU Europe Limited, TXU Europe Capital I and TXU Europe Funding I, L.P. on Form S-1 of our reports for TXU Europe Captial I and for TXU Europe Funding I, L.P., each dated November 22, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Dallas, Texas
February 11, 2000